Exhibit 5.1

April 30, 2018

seriesOne, Inc.

175 SW 7th Street, Suite 1800

Miami, Florida 33130

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to seriesOne, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to registration of up to an aggregate of 33,369,269 shares of the Company’s common stock par value $0.0001 per share for resale from time to time by certain selling stockholders (the “Registered Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that the Registered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

  Based upon the foregoing and in reliance thereon, we are of the opinion that the 33,369,269 of the Registered Shares offered by the selling shareholders are validly issued, fully paid and non-assessable

Our opinion that any document is legal, valid and binding is qualified as to:

(a)            limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515

(b)            rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)            general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Respectfully submitted,

/s/ Carman Lehnhof Israelsen, LP

CARMAN LEHNHOF ISRAELSEN, LP

299 S. Main Street, Suite 1300, Salt Lake City, Utah 84111 | Phone: 801.534.4435 | Fax: 801.494.5515